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                                                                   EXHIBIT 24.03



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that Michael R. Hannon constitutes and appoints Joseph M. Field and David J. Field, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                               /s/ Michael R. Hannon
                                               ---------------------
                                                   Michael R. Hannon

December 29, 1998